FAX (303) 623-4258

621 SEVENTEENTH STREET    SUITE 1550   DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

We hereby consent to the reference to our firm in the context in which it appears in the notes to the Rancher Energy Corp. audited financial statements included in the Annual Report on Form 10-K of Rancher Energy Corp. for the fiscal year ended March 31, 2010.

Ryder Scott Company, L.P.

Denver, Colorado
July 13, 2010

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8th AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790

RYDER    SCOTT    COMPANY       PETROLEUM    CONSULTANTS

RYDER    SCOTT    COMPANY       PETROLEUM    CONSULTANTS